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                                                                    Exhibit 21.1


                        Subsidiaries of the Registrants



                             State or Other           Names (other than
                             --------------           -----------------
                             Jurisdiction of          Name of Subsidiary)
                             ---------------          -------------------
                             Incorporation or         under which
                             ----------------         -----------
                             Organization of          Subsidiary does
                             ---------------          ---------------
Name of Subsidiary           Subsidiary               business
------------------           ----------               ---------

Bell Sports, Inc.            California               Not applicable.

EuroBell, S.A.               France                   Not applicable.

Bell Sports Canada,          Canada (Quebec)          Not applicable.
Inc.

Bell Sports                  Australia                Not applicable.
Australia Pty
Limited

Giro Sport Design            California               Not applicable.
International, Inc.

Giro Ireland Limited         Ireland                  Not applicable.